SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 31, 2006

Date of Report (Date of earliest event reported)

Factory Card & Party Outlet Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-21859	36-3652087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2727 Diehl Road, Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 579-2000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2006, the Board of Directors of Factory Card & Party Outlet Corp., (the “Company”) approved a number of compensation related items, including the establishment of target bonus amounts and the performance criteria applicable to the Company’s 2006 Management Incentive Bonus Plan (the “2006 Bonus Plan”) for cash bonuses that certain Company employees, including its executive officers, are eligible to earn for 2006. Under the 2006 Bonus Plan, target bonuses for executive officers are set as a target amount, which ranges between 30% and 70% of salary. Actual bonuses payable to executive officers under the 2006 Bonus Plan will be based on the Company’s achievement of established fiscal 2006 performance goals as follows: 80% of the target bonus depends upon the Company’s 2006 earnings before taxes performance; and 20% of the target bonus depends upon the Company’s inventory turn performance (provided that no bonus is payable for inventory turns performance if the Company does not achieve a specified minimum earnings before taxes performance). Actual amounts payable under the 2006 Bonus Plan can range from 40% to 150% of the target amount, based upon the extent to which performance under each of the foregoing criteria meets, exceeds, or is below target.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACTORY CARD & PARTY OUTLET CORP.

/s/ Gary W. Rada
Gary W. Rada
Dated: February 3, 2006	President and Chief Executive Officer